Exhibit 99.1

A.B. Mendez
Investor Relations
210.220.5234
or
Bill Day
Media Relations
210.220.5427

FOR IMMEDIATE RELEASE
July 25, 2019

CULLEN/FROST REPORTS SECOND QUARTER RESULTS
Board declares third quarter dividend on common and preferred stock, and authorizes $100 million stock repurchase program

SAN ANTONIO -- Cullen/Frost Bankers, Inc. (NYSE:CFR) today reported second quarter 2019 results. Net income available to common shareholders for the second quarter of 2019 was $109.6 million, compared to $109.3 million in the second quarter of 2018. On a per-share basis, net income available to common shareholders for the second quarter of 2019 was $1.72 per diluted common share, compared to $1.68 per diluted common share reported a year earlier. Returns on average assets and average common equity were 1.40 percent and 12.60 percent, respectively, for the second quarter of 2019 compared to 1.43 percent and 14.03 percent, respectively, for the same period a year earlier.

For the second quarter of 2019, net interest income on a taxable-equivalent basis was $277.8 million, up 6.6 percent compared to the same quarter in 2018. Average loans for the second quarter of 2019 increased $838.6 million, or 6.2 percent, to $14.4 billion, from the $13.5 billion reported for the second quarter a year earlier. Average deposits for the quarter were $26.0 billion, basically flat compared to the $26.1 billion reported for last year's second quarter.

“Frost bankers' commitment to sustainable, organic growth has resulted in another solid quarter,” said Cullen/Frost Chairman and CEO Phil Green. “During the second quarter, we continued our expansion in the Houston market by opening two more new financial centers, and after six years of planning and implementation, we also moved to our new corporate headquarters in San Antonio.”

For the first six months of 2019, net income available to common shareholders was $224.1 million, up 4.8 percent compared to $213.8 million for the first six months of 2018. Diluted EPS available to common shareholders for the first six months of 2019 was $3.51 compared to $3.30 in the year-earlier period, representing an increase of 6.4 percent. Returns on average assets and average common equity for the first six months of 2019 were 1.44 percent and 13.32 percent, respectively, compared to 1.39 percent and 13.83 percent, respectively, for the same period in 2018.

Noted financial data for the second quarter of 2019 follows:

•
The Common Equity Tier 1, Tier 1 and Total Risk-Based Capital Ratios at the end of the second quarter of 2019 were 12.29 percent, 12.94 percent and 14.60 percent, respectively, and continue to be in excess of well-capitalized levels and exceed Basel III minimum requirements.

•
Net interest income on a taxable-equivalent basis was $277.8 million, an increase of 6.6 percent over the prior year period. Net interest margin was 3.85 percent for the second quarter of 2019, up 6 basis points over the first quarter of 2019 net interest margin of 3.79 percent.

•
Non-interest income for the second quarter of 2019 totaled $82.6 million, a decrease of $2.4 million, or 2.9 percent, from the $85.1 million reported for the second quarter of 2018. Trust and investment management fees were $30.4 million, up $1.3 million, or 4.6 percent, from the second quarter of 2018. The increase in trust and investment management fees was primarily the result of an increase in trust investment fees due to higher average equity valuations and an increase in the number of accounts. Insurance commissions and fees of $10.1 million decreased $438,000, or 4.1 percent, from the previous year. The decrease in commission income during the second quarter was primarily related to a decrease in benefit plan commissions due to fluctuations in business volumes. Other non-interest income in the second quarter of 2019 was $7.3 million, down $4.3 million compared to the second quarter of 2018. The decrease was primarily related to other income recorded in the year-ago period from recoveries of prior write-offs ($1.7 million), distributions on private equity investments ($1.2 million), and gains on the sale of various branch and operational facilities ($502,000).

•
Non-interest expense was $203.2 million for the quarter, up $14.3 million, or 7.6 percent, compared to the $188.9 million reported for the second quarter a year earlier. Total salaries and wages rose $5.6 million, or 6.6 percent, to $90.8 million, primarily due to an increase in the number of employees and normal annual merit and market increases. Employee benefits expense increased $2.1 million, or 12.0 percent, compared to the second quarter of 2018. The increase was primarily related to increases in medical benefits expense (up $562,000), expenses related to our defined benefit retirement plans (up $585,000) and expenses related to our 401(k) plan (up $505,000). Other non-interest expense increased $5.4 million, or 13.2 percent, compared to the second quarter of 2018. The increase was mainly driven by increases in advertising and sponsorships (up $3.3 million); platform fees related to investment services (up $1.0 million); and travel, meals and entertainment expense (up $1.0 million). Second quarter net occupancy expense increased by $1.7 million, or 8.6 percent, compared to the same period in 2018, primarily driven by a $1.8 million increase in lease expenses impacted by our move in June to our new corporate headquarters building in San Antonio and other leases related to existing facilities and our expansion within the Houston market area. Technology, furniture and equipment expense for the second quarter increased by $1.7 million, or 8.3 percent, from the second quarter of 2018. The increase was primarily driven by a $1.5 million increase in software maintenance expense.

•
For the second quarter of 2019, the provision for loan losses was $6.4 million, compared to net charge-offs of $7.8 million. This compares with $11.0 million in provisions and $6.8 million in net charge-offs for the first quarter of 2019, and $8.3 million in provisions and $7.9 million in net charge-offs in the second quarter of 2018. The allowance for loan losses as a percentage of total loans was 0.93 percent at June 30, 2019 compared to 0.95 percent at the end of the first quarter of 2019 and 1.10 percent at the end of the second quarter of 2018. Non-performing assets were $76.4 million at the end of the second quarter of 2019, compared to $97.4 million at the end of the first quarter of 2019 and $122.8 million at the end of the second quarter of 2018.

The Cullen/Frost board declared a third-quarter cash dividend of $0.71 per common share, representing a 6.0 percent increase over the previous year's dividend, payable September 13, 2019 to shareholders of record on August 30 of this year. The board of directors declared a cash dividend of $.3359375 per share of the Noncumulative Perpetual Preferred Stock, Series A, which is traded on the NYSE under the symbol "CFR PrA." The Series A Preferred Stock dividend is payable on September 16, 2019, to shareholders of record on August 30 of this year.

In addition, the Corporation's board of directors authorized a new $100.0 million stock repurchase plan. Under the plan, shares may be repurchased over a one-year period.

Cullen/Frost Bankers, Inc. will host a conference call on Thursday, July 25, 2019, at 10 a.m. Central Time (CT) to discuss the results for the quarter. The media and other interested parties are invited to access the call in a “listen only” mode at 1-800-944-6430 or via webcast on our investor relations website linked below.
Playback of the conference call will be available after 2 p.m. CT on the day of the call until midnight Sunday, July 28, 2019 at 855-859-2056 with Conference ID # of 1479579. The call will also be available by webcast at the URL listed below after 2 p.m. CT on the day of the call.
Cullen/Frost investor relations website: www.frostbank.com/investor-relations/

Cullen/Frost Bankers, Inc. (NYSE: CFR) is a financial holding company, headquartered in San Antonio, with $31.8 billion in assets at June 30, 2019. One of the 60 largest U.S. banks, Frost provides a wide range of banking, investments and insurance services to businesses and individuals across Texas in the Austin, Corpus Christi, Dallas, Fort Worth, Houston, Permian Basin, Rio Grande Valley and San Antonio regions. Founded in 1868, Frost has helped clients with their financial needs during three centuries. Additional information is available at www.frostbank.com.

Forward-Looking Statements and Factors that Could Affect Future Results

Certain statements contained in this Earnings Release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”), notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the SEC, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of plans, objectives and expectations of Cullen/Frost or its management or Board of Directors, including those relating to products, services or operations; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as “believes”, “anticipates”, “expects”, “intends”, “targeted”, “continue”, “remain”, “will”, “should”, “may” and other similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.
Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

•	Local, regional, national and international economic conditions and the impact they may have on us and our customers and our assessment of that impact.

•	Volatility and disruption in national and international financial and commodity markets.

•	Government intervention in the U.S. financial system.

•	Changes in the mix of loan geographies, sectors and types or the level of non-performing assets and charge-offs.

•	Changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements.

•	The effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board.

•	Inflation, interest rate, securities market and monetary fluctuations.

•	The effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which we and our subsidiaries must comply.

•	The soundness of other financial institutions.

•	Political instability.

•	Impairment of our goodwill or other intangible assets.

•	Acts of God or of war or terrorism.

•	The timely development and acceptance of new products and services and perceived overall value of these products and services by users.

•	Changes in consumer spending, borrowings and savings habits.

•	Changes in the financial performance and/or condition of our borrowers.

•	Technological changes.

•	The cost and effects of failure, interruption, or breach of security of our systems.

•	Acquisitions and integration of acquired businesses.

•	Our ability to increase market share and control expenses.

•	Our ability to attract and retain qualified employees.

•	Changes in the competitive environment in our markets and among banking organizations and other financial service providers.

•
The effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters.

•	Changes in the reliability of our vendors, internal control systems or information systems.

•	Changes in our liquidity position.

•	Changes in our organization, compensation and benefit plans.

•
The costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals.

•	Greater than expected costs or difficulties related to the integration of new products and lines of business.

•	Our success at managing the risks involved in the foregoing items.

Forward-looking statements speak only as of the date on which such statements are made. We do not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share amounts)

	2019		2018
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
CONDENSED INCOME STATEMENTS
Net interest income	$253,431	$246,469	$249,209	$241,665	$237,270
Net interest income (1)	277,751	271,179	273,810	265,687	260,531
Provision for loan losses	6,400	11,003	3,767	2,650	8,251
Non-interest income:
Trust and investment management fees	30,448	31,697	29,882	30,801	29,121
Service charges on deposit accounts	21,798	20,790	21,632	21,569	21,142
Insurance commissions and fees	10,118	18,406	11,394	11,037	10,556
Interchange and debit card transaction fees	3,868	3,280	3,774	3,499	3,446
Other charges, commissions and fees	8,933	9,062	9,371	9,580	9,273
Net gain (loss) on securities transactions	169	—	(43)	(34)	(60)
Other	7,304	13,550	11,108	11,205	11,588
Total non-interest income	82,638	96,785	87,118	87,657	85,066

Non-interest expense:
Salaries and wages	90,790	92,476	90,878	87,547	85,204
Employee benefits	20,051	23,526	19,066	18,355	17,907
Net occupancy	21,133	19,267	17,699	19,894	19,455
Technology, furniture and equipment	22,157	21,664	21,960	21,004	20,459
Deposit insurance	2,453	2,808	2,219	4,694	4,605
Intangible amortization	305	325	331	336	369
Other	46,320	41,734	47,544	41,838	40,909
Total non-interest expense	203,209	201,800	199,697	193,668	188,908
Income before income taxes	126,460	130,451	132,863	133,004	125,177
Income taxes	14,874	13,955	13,610	15,160	13,836
Net income	111,586	116,496	119,253	117,844	111,341
Preferred stock dividends	2,015	2,016	2,016	2,016	2,015
Net income available to common shareholders	$109,571	$114,480	$117,237	$115,828	$109,326

PER COMMON SHARE DATA
Earnings per common share - basic	$1.73	$1.80	$1.84	$1.80	$1.70
Earnings per common share - diluted	1.72	1.79	1.82	1.78	1.68
Cash dividends per common share	0.71	0.67	0.67	0.67	0.67
Book value per common share at end of quarter	57.42	54.68	51.19	49.49	49.53

OUTSTANDING COMMON SHARES
Period-end common shares	62,638	63,081	62,986	63,923	63,904
Weighted-average common shares - basic	62,789	63,009	63,441	63,892	63,837
Dilutive effect of stock compensation	765	819	811	1,022	1,062
Weighted-average common shares - diluted	63,554	63,828	64,252	64,914	64,899

SELECTED ANNUALIZED RATIOS
Return on average assets	1.40%	1.48%	1.48%	1.49%	1.43%
Return on average common equity	12.60	14.08	14.85	14.40	14.03
Net interest income to average earning assets	3.85	3.79	3.72	3.66	3.64

(1) Taxable-equivalent basis assuming a 21% tax rate.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

	2019		2018
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
BALANCE SHEET SUMMARY
($ in millions)
Average Balance:
Loans	$14,375	$14,205	$13,949	$13,683	$13,537
Earning assets	29,114	28,954	29,153	28,796	28,647
Total assets	31,491	31,356	31,330	30,918	30,758
Non-interest-bearing demand deposits	10,148	10,193	10,740	10,690	10,629
Interest-bearing deposits	15,845	15,919	15,767	15,462	15,440
Total deposits	25,993	26,112	26,507	26,152	26,069
Shareholders' equity	3,632	3,441	3,277	3,335	3,270

Period-End Balance:
Loans	$14,459	$14,406	$14,100	$13,815	$13,712
Earning assets	29,218	29,283	29,894	29,042	28,494
Goodwill and intangible assets	658	658	659	659	659
Total assets	31,819	31,665	32,293	31,223	30,687
Total deposits	25,985	26,295	27,149	26,349	25,996
Shareholders' equity	3,741	3,594	3,369	3,308	3,310
Adjusted shareholders' equity (1)	3,522	3,500	3,433	3,449	3,373

ASSET QUALITY
($ in thousands)
Allowance for loan losses:	$134,929	$136,350	$132,132	$137,578	$150,226
As a percentage of period-end loans	0.93%	0.95%	0.94%	1.00%	1.10%

Net charge-offs:	$7,821	$6,785	$9,213	$15,298	$7,910
Annualized as a percentage of average loans	0.22%	0.19%	0.26%	0.44%	0.23%

Non-performing assets:
Non-accrual loans	$71,521	$92,162	$73,739	$82,601	$119,181
Restructured loans	3,973	4,028	—	—	—
Foreclosed assets	907	1,175	1,175	3,765	3,643
Total	$76,401	$97,365	$74,914	$86,366	$122,824
As a percentage of:
Total loans and foreclosed assets	0.53%	0.68%	0.53%	0.62%	0.90%
Total assets	0.24	0.31	0.23	0.28	0.40

CONSOLIDATED CAPITAL RATIOS
Common Equity Tier 1 Risk-Based Capital Ratio (2)	12.29%	12.34%	12.27%	12.56%	12.33%
Tier 1 Risk-Based Capital Ratio (2)	12.94	13.00	12.94	13.24	13.02
Total Risk-Based Capital Ratio (2)	14.60	14.68	14.64	14.99	14.85
Leverage Ratio	9.40	9.35	9.06	9.19	9.02
Equity to Assets Ratio (period-end)	11.76	11.35	10.43	10.60	10.78
Equity to Assets Ratio (average)	11.53	10.97	10.46	10.79	10.63

(1) Shareholders' equity excluding accumulated other comprehensive income (loss).

(2) After a review of risk-weight classifications during the first quarter of 2019, risk-weightings for certain loans were reclassified. Amounts reported prior to March 31, 2019 have been revised to reflect these reclassifications.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)
(In thousands, except per share amounts)
	Six Months Ended
	June 30,
	2019	2018
CONDENSED INCOME STATEMENTS

Net interest income	$499,900	$467,018
Net interest income (1)	548,930	513,067
Provision for loan losses	17,403	15,196
Non-interest income:
Trust and investment management fees	62,145	58,708
Service charges on deposit accounts	42,588	41,985
Insurance commissions and fees	28,524	26,536
Interchange and debit card transaction fees	7,148	6,604
Other charges, commissions and fees	17,995	18,280
Net gain (loss) on securities transactions	169	(79)
Other	20,854	24,477
Total non-interest income	179,423	176,511

Non-interest expense:
Salaries and wages	183,266	171,887
Employee benefits	43,577	39,902
Net occupancy	40,400	39,195
Furniture and equipment	43,821	40,138
Deposit insurance	5,261	9,484
Intangible amortization	630	757
Other (2)	88,054	84,156
Total non-interest expense (2)	405,009	385,519
Income before income taxes	256,911	242,814
Income taxes	28,829	24,993
Net income	228,082	217,821
Preferred stock dividends	4,031	4,031
Net income available to common shareholders	$224,051	$213,790

PER COMMON SHARE DATA
Earnings per common share - basic	$3.53	$3.33
Earnings per common share - diluted	3.51	3.30
Cash dividends per common share	1.38	1.24
Book value per common share at end of quarter	57.42	49.53

OUTSTANDING COMMON SHARES
Period-end common shares	62,638	63,904
Weighted-average common shares - basic	62,899	63,743
Dilutive effect of stock compensation	791	1,044
Weighted-average common shares - diluted	63,690	64,787

SELECTED ANNUALIZED RATIOS
Return on average assets	1.44%	1.39%
Return on average common equity	13.32	13.83
Net interest income to average earning assets (1)	3.82	3.58

(1) Taxable-equivalent basis assuming a 21% tax rate.

Cullen/Frost Bankers, Inc.
CONSOLIDATED FINANCIAL SUMMARY (UNAUDITED)

	As of or for the
	Six Months Ended
	June 30,
	2019	2018
BALANCE SHEET SUMMARY ($ in millions)
Average Balance:
Loans	$14,291	$13,416
Earning assets	29,035	28,824
Total assets	31,391	30,940
Non-interest-bearing demand deposits	10,170	10,799
Interest-bearing deposits	15,882	15,449
Total deposits	26,052	26,248
Shareholders' equity	3,537	3,263

Period-End Balance:
Loans	$14,459	$13,712
Earning assets	29,218	28,494
Goodwill and intangible assets	658	659
Total assets	31,819	30,687
Total deposits	25,985	25,996
Shareholders' equity	3,741	3,310
Adjusted shareholders' equity (1)	3,522	3,373

ASSET QUALITY ($ in thousands)
Allowance for loan losses:	$134,929	$150,226
As a percentage of period-end loans	0.93%	1.10%

Net charge-offs:	$14,606	$20,334
Annualized as a percentage of average loans	0.21%	0.31%

Non-performing assets:
Non-accrual loans	$71,521	$119,181
Restructured loans	3,973	—
Foreclosed assets	907	3,643
Total	$76,401	$122,824
As a percentage of:
Total loans and foreclosed assets	0.53%	0.90%
Total assets	0.24	0.40

CONSOLIDATED CAPITAL RATIOS
Common Equity Tier 1 Risk-Based Capital Ratio (2)	12.29%	12.33%
Tier 1 Risk-Based Capital Ratio (2)	12.94	13.02
Total Risk-Based Capital Ratio (2)	14.60	14.85
Leverage Ratio	9.40	9.02
Equity to Assets Ratio (period-end)	11.76	10.78
Equity to Assets Ratio (average)	11.27	10.55

(1) Shareholders' equity excluding accumulated other comprehensive income (loss).

(2) After a review of risk-weight classifications during the first quarter of 2019, risk-weightings for certain loans were reclassified. Amounts reported prior to March 31, 2019 have been revised to reflect these reclassifications.

Cullen/Frost Bankers, Inc.
TAXABLE-EQUIVALENT YIELD/COST AND AVERAGE BALANCES (UNAUDITED)

	2019		2018
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
TAXABLE-EQUIVALENT YIELD/COST (1)
Earning Assets:
Interest-bearing deposits	2.64%	2.50%	2.35%	2.05%	1.93%
Federal funds sold and resell agreements	2.48	2.58	2.41	2.14	1.92
Securities	3.42	3.37	3.39	3.41	3.36
Loans, net of unearned discounts	5.34	5.33	5.20	5.04	4.90
Total earning assets	4.33	4.27	4.15	4.04	3.93

Interest-Bearing Liabilities:
Interest-bearing deposits:
Savings and interest checking	0.08	0.09	0.08	0.09	0.08
Money market deposit accounts	1.03	1.09	1.00	0.93	0.74
Time accounts	1.66	1.43	1.14	0.87	0.66
Public funds	1.51	1.39	1.31	1.11	0.99
Total interest-bearing deposits	0.68	0.69	0.63	0.57	0.46

Total deposits	0.41	0.42	0.37	0.34	0.27

Federal funds purchased and repurchase agreements	1.69	1.72	1.56	0.90	0.25
Junior subordinated deferrable interest debentures	4.34	4.40	4.24	4.09	3.85
Subordinated notes payable and other notes	4.71	4.72	4.72	4.72	4.72
Total interest-bearing liabilities	0.80	0.81	0.74	0.64	0.50

Net interest spread	3.53	3.46	3.41	3.40	3.43
Net interest income to total average earning assets	3.85	3.79	3.72	3.66	3.64

AVERAGE BALANCES
($ in millions)
Assets:
Interest-bearing deposits	$1,171	$1,729	$2,452	$2,799	$2,885
Federal funds sold and resell agreements	246	250	317	260	296
Securities	13,322	12,770	12,435	12,053	11,928
Loans, net of unearned discount	14,375	14,205	13,949	13,683	13,537
Total earning assets	$29,114	$28,954	$29,153	$28,796	$28,647

Liabilities:
Interest-bearing deposits:
Savings and interest checking	$6,774	$6,774	$6,673	$6,675	$6,688
Money market deposit accounts	7,588	7,696	7,792	7,620	7,578
Time accounts	970	895	836	799	787
Public funds	513	554	467	369	387
Total interest-bearing deposits	15,845	15,919	15,767	15,462	15,440

Total deposits	25,993	26,112	26,507	26,152	26,069

Federal funds purchased and repurchase agreements	1,242	1,180	1,138	1,011	1,020
Junior subordinated deferrable interest debentures	136	136	136	136	136
Subordinated notes payable and other notes	99	99	99	99	99
Total interest-bearing funds	$17,322	$17,334	$17,140	$16,708	$16,695

(1) Taxable-equivalent basis assuming a 21% tax rate.